Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statement on Form S-3 of PSINet Inc. of our report dated July 10, 1997, except for notes 12, 18, 19 and 20 which are as at December 5, 1997, relating to the financial statements of iSTAR internet inc. which appear in PSINet Inc.'s current report on Form 8-K dated January 7, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG
Chartered Accountants

Ottawa, Canada
March 25, 1998